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                                                                    Exhibit 10.5

                           Dal-Tile International Inc.
                               7834 Hawn Freeway
                              Dallas, Texas 75217

                                                        April 19, 2001

DTI Investors LLC
65 East 55th Street
New York, New York, 10022
Attention: Vincent Mai

Dear Vincent:

    Reference is hereby made to the letter agreement (the "Transfer Restriction Letter"), dated August 5, 1999, between DTI Investors LLC ("DTI"), Jacques R. Sardas and Dal-Tile International Inc. ("Dal-Tile"). The parties to the Transfer Restriction Letter hereby agree that, notwithstanding anything to the contrary in the Transfer Restriction Letter, (i) DTI shall distribute its shares of Dal-Tile common stock to any of its members who has signed a "lock-up" agreement (the "Locked Up Members") with the underwriters in the proposed secondary offering (the "Offering") of shares of Dal-Tile common stock that was announced on April 11, 2001, pursuant to which "lock-up" agreement, subject to the provisions of such agreement, the Locked Up Members agree to restrict the transfer of their shares of Dal-Tile Common Stock for a period of 180 days (the "Lock Up Agreement" and, such distribution, the "Distribution"), (ii) DTI may effect the Distribution without obtaining any further agreement of its Distributees (as defined below), and (iii) the Locked Up Members shall not be bound by the Transfer Restriction Letter. The Distribution shall be completed prior to or as soon as reasonably practicable after consummation of the Offering.

    The parties further agree that when Mr. Sardas enters into a Lock Up Agreement, his shares of Dal-Tile common stock will no longer be subject to restrictions on transfer under the Transfer Restriction Letter.

    Pursuant to the letter agreement (the "Registration Rights Letter"), dated August 5, 1999 between DTI, Dal-Tile and Mr. Sardas, Dal-Tile granted certain registration rights to DTI and the DTI Parties (as defined in the Registration Rights Letter). The parties to the Registration Rights Letter hereby amend the Registration Rights Letter to provide that (i) beginning ninety (90) days after the consummation of the Offering (but not earlier than September 1, 2001) through December 31, 2002, DTI shall have the right to cause Dal-Tile to effect two, but not more than two Demand Registrations (as defined in the Registration Rights Letter), (ii) Dal-Tile shall not be required to effect a Demand Registration if a request for such Demand Registration is made by DTI after December 31, 2002, (iii) the phrase "six months" in clause (c) of the first sentence of the second paragraph of the Registration Rights Letter shall be amended to read "three months", (iv) from and after the earlier of (x) the date on which Dal-Tile has completed its second Demand Registration (in addition to the Offering) or (y) December 31, 2002, DTI and the DTI Parties shall no longer have the right to participate in, and cause Dal-Tile to include in, any registration statement for a Primary Offering (as defined in the Registration Rights Letter), or any registration statement requested by Mr. Sardas, shares of Dal-Tile

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common stock as contemplated by the fifth and sixth paragraphs of the
Registration Rights Letter, and (v) the phrase "$20 million" in clause (b) of the first sentence of the second paragraph of the Registration Rights Letter shall be amended to read "$60 million."

    DTI and AEA Investors Inc. each agree that, until the earlier of (x) the date on which Dal-Tile has completed the second Demand Registration (in addition to the Offering) or (y) December 31, 2002, neither DTI or AEA Investors Inc. shall (except as provided below) organize, arrange or participate in the sale by a group that includes any direct distributee of shares of Dal-Tile common stock held by DTI (the "Distributees"), except through a public offering or in connection with the acquisition of Dal-Tile. However, it is agreed and acknowledged that the restrictions set forth in this paragraph shall not prohibit sales by AEA Investors Inc. or by any of its officers or directors, of shares of Dal-Tile common stock beneficially owned by AEA Investors Inc., or such officer or director, so long as such sales are not made in a group that includes any other Distributees.

    Except to the extent amended hereby, the other provisions of the Registration Rights Letter shall remain in full force and effect.

    This letter agreement shall only be effective upon the consummation of the Offering.

                                       Very truly yours,

                                       Dal-Tile International Inc.

                                       By: /s/ Mark A. Solls
                                          ------------------------------
                                          Name: Mark A. Solls
                                          Title: Vice President

Agreed and accepted:

/s/ Jacques R. Sardas
--------------------------
Jacques R. Sardas

AEA Investors Inc.

By: /s/ Christine J. Smith
    ------------------------------
    Name: Christine J. Smith
    Title: Vice President

DTI Investors LLC
By: AEA Investors Inc., its Manager

    By: /s/ Christine J. Smith
        ------------------------------
        Name: Christine J. Smith
        Title: Vice President



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